SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            MONTEREY RESOURCES, INC.
               (Name of Registrant as Specified in its Charter)


     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                            MONTEREY RESOURCES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Monterey Resources, Inc. will be held at The Red Lion Inn, 3100 Camino Del Rio Court, Bakersfield, California, on Thursday, May 8, 1997, at 10:00 a.m. for the following purposes:

          (A)  To elect three directors;

          (B) To ratify and approve the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending December 31, 1997; and

          (C) To transact such other business as is properly brought before the meeting.

     Common stockholders of record at the close of business on March 17, 1997 are entitled to notice of the meeting and are entitled to vote at the meeting. A list of such stockholders will be kept at the office of the Corporation at 5201 Truxtun Avenue, Bakersfield, California 93309, for a period of ten days prior to the meeting.

     By order of the Board of Directors.

                                                         TERRY L. ANDERSON
                                                         CORPORATE SECRETARY

5201 Truxtun Avenue
Bakersfield, California 93309
March 24, 1997

                             YOUR VOTE IS IMPORTANT

               Please mark, date, and sign your proxy and return
                     it promptly in the enclosed envelope.

                            MONTEREY RESOURCES, INC.
                              5201 TRUXTUN AVENUE
                         BAKERSFIELD, CALIFORNIA 93309

                            ------------------------

                                PROXY STATEMENT
                                 MARCH 24, 1997

                            ------------------------

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 1997

     The annual meeting of stockholders of Monterey Resources, Inc. (the "Corporation") will be held on May 8, 1997, in Bakersfield, California. The enclosed proxy card is solicited by the Board of Directors of the Corporation, (the "Board") and your execution and prompt return of the card is requested. Every stockholder, regardless of the number of shares held, should be represented at the annual meeting. Whether or not you expect to be present at the meeting, please mark, sign and date the enclosed proxy card and return it in the enclosed envelope. Any stockholder giving a proxy has the right to revoke it. If you attend the meeting and wish to vote your shares in person, you may do so at that time.

     The shares represented by your proxy will be voted in accordance with the specifications made on the proxy card. Unless otherwise directed, it is intended that such shares will be voted:

          (A) For the election to the Corporation's Board of Directors of the three nominees named below; and

          (B) For the ratification and approval of the appointment of Price Waterhouse LLP as the Corporation's independent accountants for the fiscal year ending December 31, 1997; and

          (C) In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting.

     Only stockholders of record at the close of business on March 17, 1997 are entitled to notice of the annual meeting and to vote at the meeting in person or by proxy. Each share of common stock of the Corporation is entitled to one vote. At the close of business on March 1, 1997, the Corporation had 54,769,499 shares of common stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to stockholders on or about March 24, 1997.

                             ELECTION OF DIRECTORS

     The number of directors of the Corporation, as determined by the Board under Article Fifth of the Corporation's Amended and Restated Certificate of Incorporation, is currently seven. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office expiring in successive years. The terms of three present directors expire in 1997, and three directors are to be elected at the 1997 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be re-elected to Class I for a new term of three years and until their successors are elected and qualify. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the persons acting under it. The election as directors of the persons nominated in this proxy statement will require the vote of the holders of a majority of the shares entitled to vote at the annual meeting at which a quorum is present. A holder of a share shall be treated as being present at a meeting if the holder of such share is either present in person or by proxy, whether the proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including elections) will not be treated as votes cast.

     Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. Ages are as of February 1, 1997.

                NOMINEES FOR ELECTION AS DIRECTORS TO BE ELECTED
                    FOR A TERM OF THREE YEARS ENDING IN 2000

             NAME, AGE AND                 FIRST ELECTED
          BUSINESS EXPERIENCE               A DIRECTOR
         ----------------------            -------------
HUGH L. BOYT, 51........................        1996
Senior Vice President --
Production of Santa Fe Energy
Resources, Inc. ("SFR") since March
1990. Mr. Boyt has been a director
of the Corporation since its
formation in August 1996. In the
event SFR completes the
distribution of its shares of the
Corporation to SFR shareholders
(the "Spin-Off"), Mr. Boyt intends
to resign at the time of such
distribution.

MICHAEL A. MORPHY, 64...................        1996
Retired Chairman and Chief
ExecutiveOfficer of California
Portland Cement Corporation. Mr.
Morphy is also a director of Cyprus
Amax Minerals Co. and Santa Fe
Pacific Pipelines, Inc. and was a
director of SFR from 1990 to 1996.

ROBERT F. VAGT, 49......................        1996
President and Chief Operating
Officer of Seagull Energy
Corporation since October 1996, Mr.
Vagt was Chairman of the Board,
President, Chief Executive Officer
and director of Global Natural
Resources, Inc. (oil and gas
exploration and production) from
May 1992 to October 1996; President
and Chief Operating Officer of
Adobe Resources Corporation
("Adobe") (oil and gas exploration
and production) from November 1990
to May 1992; Executive Vice
President of Adobe from August 1987
to October 1990; and Senior Vice
President of Adobe from October
1985 to August 1987. Mr. Vagt is
also a director of First Albany
Corporation (brokerage firm) and
was a director of SFR from 1992 to
1996.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 1998

CRAIG A. HUFF, 32.......................        1996
Principal in Ziff Brothers
Investments since July of 1993.
Prior to joining Ziff Brothers, Mr.
Huff received a degree from the
Harvard Business School in 1993.
Ziff Brothers currently holds
approximately 3.7% of SFR's
outstanding common stock and
approximately 0.8% of the
Corporation's outstanding common
stock. Mr. Huff was a director of
SFR in 1996.

ROBERT J. WASIELEWSKI, 34............... 1996

Employed by GKH Partners, L.P. ("GKH")
since October 1991. GKH is an investment partnership whose general partners include entities controlled by Jay and Tom Pritzker, Dan W. Lufkin and
Melvyn N. Klein. From July 1996 to
the present Mr. Wasielewski has
held the position of Managing
Director of GKH. He was employed by
Citicorp in the Leveraged Capital
Division from September 1987 to
October 1991, serving as Assistant
Vice-President from December 1990
until joining GKH. Mr. Wasielewski
serves as a director and officer of
various privately-held affiliates
of GKH. GKH through an affiliate,
HC Associates, a Delaware general
partnership, currently holds
approximately 5.5% of SFR's
outstanding common stock.

                    DIRECTORS CONTINUING IN OFFICE UNTIL 1999

JAMES L. PAYNE, 59......................        1996

Chairman of the Board, President
and Chief Executive Officer of SFR
since June 1990, Mr. Payne was
President of Santa Fe Energy
Corporation, a predecessor in
interest of SFR, from January 1986
to January 1990 when he became
President of SFR. Mr. Payne is also
a director of Pool Energy Services
Co., an oilfield services
corporation.

R. GRAHAM WHALING, 42...................        1996

Chairman and Chief Executive
Officer of the Corporation; Mr.
Whaling was Senior Vice President
and Chief Financial Officer of SFR
from January 1995 to November 1996.
Prior to that time he was with CS
First Boston, an investment banking
firm, as Vice President, Corporate
Finance from 1991 to 1994 and
Director, Corporate Finance from
1994 to 1995. Prior to joining
First Boston, Mr. Whaling served as
a petroleum engineer for Sun Oil
Corporation and petroleum reservoir
consulting engineer for Ryder
Scott. Mr. Whaling has been an
officer and director of the
Corporation since September 1996.

     CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS. In connection with the initial public offering of the shares of the Corporation, in November 1996, the Corporation and SFR entered into the following agreements:

          (a) Agreement for the Allocation of Consolidated Federal Income Tax Liability and State and Local Taxes Among the Members of the Santa Fe Energy Resources, Inc. Affiliated Group (the "Tax Allocation Agreement"), which provides for the allocation of taxes for periods during which the Corporation and SFR are included in the same consolidated group for Federal or state tax purposes, and certain other related matters; (b) Corporate Services Agreement, which provides for the continued provision of certain corporate and administrative services by SFR to the Corporation; (c) Spin Off Tax Indemnity Agreement, which, in addition to providing for the indemnification of SFR by the Corporation, provides that SFR shall prepare and file all tax returns required to be filed while the Corporation is a member of SFR's consolidated group and specifies that the Corporation will not be compensated for the carryback to SFR's affiliated group of any Corporation tax items realized after the Corporation ceases to be a member of SFR's affiliated group; and (d) Registration Rights and Indemnification Agreement, pursuant to which (i) SFR may request, subject to certain limitations, that the Corporation register for sale under the Securities Act and applicable state securities laws the common stock owned by SFR and
     (ii) the Corporation and SFR agree to indemnify each other and their respective affiliates for certain costs and liabilities relating to violations of Federal and state securities laws in connection with any registration of shares of common stock owned by SFR.

     For periods prior to the date of the Spin-Off, the Corporation will continue to be included in the consolidated Federal income tax return filed by SFR as the common parent for itself and its subsidiaries. Consistent therewith and pursuant to the Tax Allocation Agreement the Corporation has agreed to pay to SFR an amount approximating the Federal, state and local tax liability it would have paid if the Corporation and its subsidiaries were a separate consolidated group. This amount will be payable regardless of whether the SFR consolidated group, as a whole, has any current Federal, state or local tax liability. In determining amounts payable to SFR in accordance with the foregoing formula, the Corporation and its subsidiaries may take into account only their losses and credits (including carryforwards) to reduce amounts they would owe if they were a separate consolidated group. Such amounts must first be used by the SFR consolidated group. Any of the Company's carryforwards not used by the SFR consolidated group will be available for use by the Company if it leaves the SFR consolidated group. If the Company or its subsidiaries cease to be members of the SFR consolidated group, the Tax Allocation Agreement will continue to apply to prior periods, and additional payments to or receipts from SFR could be required if there is an audit or similar adjustment subsequently made that impacts the computation of amounts to be paid or received from SFR as described above. In addition, if the Company and its subsidiaries cease to be members of the SFR consolidated group, they will not be entitled to any compensation or reimbursement with respect to any tax refund, benefit or other similar item realized by the SFR group after the Company leaves the SFR group or with respect to any carryforwards not used by the Company prior to the Company leaving the SFR group.

     Mr. Payne is also a director of Pool Energy Services Co. ("Pool") which provides various oilfield services. During 1996 SFR and the Corporation paid Pool subsidiaries $7,094,573 for services performed on properties operated by the Corporation and SFR. In the opinion of the Corporation, the amounts paid for services performed by Pool were competitive and were normal and customary in the industry. Mr. Payne did not have a direct or personal interest in the above transactions and his interest arises only because of his position as a director of the Corporation and as a director of Pool.

     OTHER INFORMATION CONCERNING DIRECTORS. In 1996, the Board met one time and each member of the Board attended such meeting and all meetings held by committees of the Board on which each such director served.

     DIRECTOR COMPENSATION. Directors who are also full-time employees of SFR or the Corporation receive no additional compensation for service as directors. Each non-employee director receives an initial grant of 10,000 non-qualified stock options ("NQSOs") pursuant to the Corporation's Incentive Stock Compensation Plan (the "Stock Plan"), an annual retainer composed of a cash payment of $10,000, 1,000 shares of restricted common stock and 5,000 NQSOs as well as a fee of $1,000 for each meeting of the Board or committee of the Board attended. Each committee chairman receives an additional annual fee of $2,000. Following the Spin-Off, each director who is an employee of SFR will receive an initial grant of 10,000 non-qualified stock options, and thereafter will receive the above described annual retainer. All directors receive reimbursement for their out-of-pocket expenses in attending meetings of the board or committees of the board. In November 1996, Mssrs. Huff, Morphy, Wasielewski and Vagt each received a grant of 10,000 NQSOs issued at the initial public offering share price of $14.50, and exercisable one year after the Spin-Off.

     BOARD COMMITTEES. The Board has established Audit, Compensation and Benefits, and Nominating Committees. Following are the members of each committee and brief descriptions of the functions of the Board Committees. All committee chairmen are non-employee directors.

     The members of the Audit Committee are Robert J. Wasielewski (Chairman), Michael A. Morphy, and Robert A. Vagt. The principal functions of the Audit Committee include overseeing the performance and reviewing the scope of the audit function of the independent accountants. The Audit Committee also reviews, among other things, audit plans and procedures, the Corporation's policies with respect to conflicts of interest and the prohibition on the use of corporate funds or assets for improper purposes, changes in accounting policies, and the use of independent accounts for non-audit services.

     The members of the Compensation and Benefits Committee are Michael A. Morphy (Chairman), Craig A. Huff and Robert J. Wasielewski. The principal function of the Compensation and Benefits Committee, which met three times in 1996, is to administer all executive compensation and benefit plans of the Corporation. Members of the Compensation and Benefits Committee are not eligible to participate in any benefit plans of the Corporation that they administer except the Stock Plan pursuant to which grants may be made only as described above.

     The members of the Nominating Committee are Craig A. Huff (Chairman), James
L. Payne and R. Graham Whaling. The Nominating Committee receives recommendations for review and evaluates the qualifications of and selects and recommends to the Board, nominees for election as directors. The Nominating Committee will consider nominees recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent in writing to the Secretary of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Corporation's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Corporation's common stock based on the number of shares outstanding on December 31, 1996:

            NAME AND ADDRESS               NUMBER OF SHARES    PERCENT OF CLASS
----------------------------------------   ----------------    ----------------
Santa Fe Energy Resources, Inc.(1)......      45,350,000             82.8%
  1616 South Voss Road
  Houston, Texas 77057
FMR Corp.(2)............................       1,321,900               (2)
  82 Devonshire Street
  Boston, Massachusetts 02109

------------

(1) SFR claims sole voting and investment power concerning these shares.

(2) As reported at February 14, 1997, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,321,900 shares or 7.27% of the common stock outstanding of Monterey Resources Incorporated (the "Company") as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The 7.27% ownership described above includes FMR's beneficial ownership in SFR.

    Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,321,900 shares owned by the Funds.

    Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

    Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock and common stock of SFR beneficially owned as of February 1, 1997 by each of the directors, by each of the executive officers, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown. No individual listed below beneficially owns one percent or more of the Corporation's outstanding common stock.

                                        SHARES OF THE                           PERCENT
                                        CORPORATION'S                           OF SFR
NAME OF                                    COMMON           SHARES OF SFR       COMMON
BENEFICIAL OWNER                         STOCK(1)(3)      COMMON STOCK(1,2)      STOCK
-------------------------------------   -------------     -----------------     -------
R. Graham Whaling(4).................      262,469               20,627           --
David B. Kilpatrick(5)...............       81,811               18,493           --
Jeffrey B. Williams(6)...............       65,379                8,070           --
Lou E. Shuflin(8)....................       57,546               11,015           --
C. Ed Hall(7)........................       52,103               23,159           --
Hugh L. Boyt(9)......................            0              280,314           --
Craig A. Huff(10)....................      363,498            3,338,600            3.7%
Michael A. Morphy(11)................       13,498                8,766           --
James L. Payne(12)...................            0              946,277            1.0%
Robert F. Vagt(13)...................       13,498               13,498           --
Robert J. Wasielewski(14)............        1,000            5,048,083            5.5%
All directors and officers as a group
  (13 persons).......................      973,532            9,720,632           10.7%

------------
 (1) Common stock ownership includes the shares that could be purchased by exercise of options available at January 1, 1997 or within sixty days thereafter under the Corporation's or SFR's stock option plans, except as otherwise noted.

 (2) Includes interests in shares held for the benefit of the individuals listed in the Santa Fe Energy Resources, Inc. Savings Investment Plan, with respect to which such persons have sole voting power but not investment rights.

 (3) Includes options to acquire the Corporation's Common Stock granted in January 1997 in exchange for options to acquire SFR which were relinquished. Such options are subject to a holding period imposed as a condition of the exchange, which holding period expires one year after the Spin-Off.

 (4) Mr. Whaling's SFR common stock ownership includes 1,459 shares arising from participation in the SFR Savings Investment Plan. Mr. Whaling's Common Stock ownership includes 37,500 shares of restricted stock granted in November 1996 and 224,969 NQSOs. The weighted average exercise price of such options is $8.89.

 (5) Mr. Kilpatrick's SFR common stock ownership includes 5,871 shares arising from participation in the SFR Savings Investment Plan. Mr. Kilpatrick's Common Stock ownership includes 15,000 shares of restricted stock granted in November 1996 and 66,811 NQSOs. The weighted average exercise price of such options is $13.49.

 (6) Mr. Williams'SFR common stock ownership includes 8,070 shares arising from participation in the SFR Savings Investment Plan. Mr. Williams' Common Stock ownership includes 6,667 shares of restricted stock granted in November 1996 and 58,712 NQSOs. The weighted average exercise price of such options is $14.68.

 (7) Mr. Shuflin's SFR common stock ownership includes 11,015 shares arising from participation in the SFR Savings Investment Plan. Mr. Shuflin's Common Stock ownership includes 3,333 shares of restricted stock granted in November 1996 and 54,213 NQSOs. The weighted average exercise price of such options is $12.26.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (8) Mr. Hall's SFR Common Stock ownership includes 8,195 shares arising from participation in the SFR Savings Investment Plan. Mr. Hall's Common Stock ownership includes 3,333 shares of restricted stock granted in November 1996 and 48,770 NQSOs. The weighted average exercise price of such options is $13.54.

 (9) Mr. Boyt's SFR common stock ownership includes 6,452 shares arising from participation in the SFR Savings Investment Plan and 225,245 shares acquirable within 60 days. The weighted average price of such options is $11.5275.

(10) Mr. Huff's SFR common stock ownership includes 3,338,600 shares owned by clients of Ziff Brothers Investments ("ZBI"). Mr. Huff, who is a
     Principal of ZBI, disclaims beneficial ownership of these shares. Mr. Huff's MRI Common Stock ownership includes 350,000 shares owned by clients of ZBI for which Mr. Huff disclaims beneficial ownership and 13,498 NQSOs. The weighted average exercise price of such options is $12.71.

(11) Mr. Morphy's SFR Common Stock ownership includes 13,498 NQSOs. The weighted average exercise price of such options is $11.37.

(12) Mr. Payne's common stock ownership includes 47,906 shares arising from participation in the SFR Investment Savings Plan and 722,890 acquirable within 60 days. The weighted average exercise price of such options is $12.7344. Mr. Payne will not be eligible for a Restricted Stock grant pursuant to the Corporation's Stock Plans until Spin Off when he will receive 1,000 shares of MRI common stock. In addition, Mr. Payne owned 3,000 shares of SFR's $.732 Series A Convertible Preference Stock.

(13) Mr. Vagt's SFR Common Stock ownership includes 13,498 NQSOs. The weighted average exercise price of such options is $11.37.

(14) Mr. Wasielewski's SFR common stock includes 5,048,083 shares which may be deemed to be owned by GKH primarily through its participation in HC Associates. Mr. Wasielewski is a Managing Director of GKH, the general partner of GKH Investment, L.P. and the nominee for GKH Private, Ltd. and disclaims beneficial ownership of the shares held by GKH and HC Associates.

                             EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPHS INCLUDED ELSEWHERE IN THE PROXY STATEMENT SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE CORPORATION SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee (the "Committee") has been chartered by the Board to review salaries and other compensation of officers, including Mr. Whaling, the Corporation's Chief Executive Officer, and key employees on an annual basis. Following review, the Committee submits recommendations to the Board regarding such salaries and compensation. In addition, the Committee selects officers and key employees for participation in incentive compensation plans, establishes performance goals for those officers and key employees who participate in such plans and reviews and monitors benefits under all employee plans of the Corporation.

     COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. Hay Management Consultants was retained to assist in the development of a performance-based executive compensation program. The Committee believes the program which was developed is competitive, reinforces the Corporation's business strategy and supports objectives for enhanced shareholder value. It is designed to attract, retain and motivate key employees by providing total compensation opportunities consistent with those maintained by the Corporation's peer group. The group used for this purpose includes companies from the peer group shown on the graph on page 13, which the Committee believes approximate the Corporation's size and asset mix. The program allows compensation to vary significantly based on performance results, balances objectives for short-term operating performance with longer term performance, and encourages stock ownership among key employees.

     Base salaries for the executive group are maintained near the median competitive position for comparable positions among the peer group. Annual incentive opportunities are targeted to provide compensation between a median and upper quartile of the Corporation's peer group described above. Long-Term incentive opportunities are provided through grants of stock options and Restricted Stock made pursuant to the Stock Plan and are targeted between median and upper quartile award levels with upside opportunities based on sustained performance and creation of shareholder value.

     Annual incentives are provided through the Incentive Compensation Plan (the "IC Plan"). Goals are established, which if met at the target objective, will result in the executive officer being paid 50 percent of the maximum amount for which the individual is eligible. All executive officers participate in the IC Plan with maximum payout percentages of base salary ranging from 100% for Mr. Whaling through 50% for other executive officers. Payout maximums reflect the amount of compensation which the Corporation believes should be at risk for the individual. The Committee may increase or decrease the ultimate award by 25% at its discretion. To encourage stock ownership in the Corporation the payout of awards, if any, will be made 75% in cash, 25% in stock pursuant to the Stock Plan. Participants may elect to forego all or a portion of the cash payment in return for the receipt of restricted stock on the basis of an additional $1 in value for each $2 of cash given up. These shares will be subject to forfeiture in certain events and will vest one third per year, over a three-year period.

     For 1996, the Corporation's executive officers were subject to SFR's Incentive Compensation Plan which is substantially identical to the IC Plan. The goals established for 1996 were based upon discretionary cash flow per share, production, reserve replacement, the performance of SFR's common stock as compared to its peer group,(1) general and administrative expense and a discretionary award. The awards were subject to reduction by 50 percent in the event SFR failed to achieve net income to common shareholders. Discretionary cash flow per share is defined as net cash provided by operating activities before changes in operating assets and liabilities minus exploration dry hole costs plus total exploration expense minus
------------
(1) SFR's peer group consists of SFR, Anadarko Petroleum Corp., Apache Corp., Barrett Resources Corp., Burlington Resources, Cabot Oil & Gas, Cross Timbers Oil Co., Devon Energy, Enron Oil & Gas, Louisiana Land & Exploration, Mitchell Energy & Development, Noble Affiliates, Inc., Oryx Energy Co., Parker & Parsley Petroleum, Pennozil Co., Pogo Producing Company, Seagull Energy Corp., Union Texas Petroleum Holdings, Inc., Vastar Resources, Inc., Vintage Petroleum and United Meridian Corp.

capitalized interest minus preferred dividends divided by the average number of common shares outstanding. Each goal was weighted equally with the exception of general and administrative expense and the discretionary award and with the exception of the stock performance goal and discretionary award were compared against profit plan projections. The discretionary cash flow, reserve replacement, production and stock price performance goals were met in full. After deducting expenses relating to the reconfiguration program undertaken in 1996 the general and administrative expense goal was met in full and the entire amount of the discretionary award was granted. Although SFR did not achieve net income to common shareholders, SFR's Compensation Committee decided not to reduce the ultimate payout since a positive net income would have resulted but for non-recurring expenses relating to the reconfiguration program.

     The payout of the awards under SFR's IC Plan was initially set to be made 75 percent in cash and 25 percent in Bonus Stock granted pursuant to the SFR's Stock Plan. Participants were allowed to elect prior to the beginning of the 1996 Plan year to forgo all or a portion of the cash payment in return for the receipt of Restricted Stock on the basis of $3 in value for each $2 of cash given up. These shares are subject to forfeiture in certain events and will vest one-third per year over a three-year period. The number of shares of Restricted Stock granted to Mr. Whaling and other executive officers listed in the Compensation Table on page 10 are described in a footnote to that table.

     In addition to the above-described cash and stock payments, the executive officers and key employees are eligible to participate in grants made under the Stock Plan. This plan is designed to align the interests of the participants with the short and long term goals of the Corporation through equity ownership. Its main objective is to encourage superior performance by employees by providing incentive compensation commensurate and competitive with that provided by other companies. In 1996, grants of NQSO's and restricted stock were made to the executive officers, including Mr. Whaling. Effective with the IPO, Mssrs. Whaling, Kilpatrick, Williams, Shuflin and Hall received NQSOs under the Corporation Stock Plans in the amount of 112,500, 50,000, 20,000, 12,000, and 12,000 shares, respectively, and restricted stock grants of 37,500, 15,000, 6,667, 3,333, and 3,333, respectively. All of such awards vest over a five (5) year period in 20% increments.

     On December 10, 1996, the Committee authorized the grant of NQSOs under the Stock Plan to employees holding unexercised SFR NQSOs who elected to relinquish such options. The purpose of the grant was to give Corporation employees the opportunity to align their long-term compensation more closely with the Corporation. Each employee who made such an election was granted options of equal value to the SFR options which were relinquished (including vesting and duration), based on the average of the high and low stock prices of the Corporation and SFR for the fifteen trading days preceding the date of the Committee's action. All directors and officers elected to exercise such rights. Grants were made in January, 1997.

     CHIEF EXECUTIVE OFFICER COMPENSATION. In October 1996, with the assistance of the Hay Group, the Committee reviewed the overall compensation provided executives of a selected group of oil and gas companies of comparable characteristics and capitalization. In keeping with the Corporation's policy that total target compensation be comparable to that paid by the peer group, the Committee determined that Mr. Whaling's annual base salary should be $325,000 with a potential bonus of 100% of his base salary effective at the completion of the initial public offering.

     SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. The Committee intends to take the steps it deems appropriate to insure compensation policies comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                          Compensation and Benefits Committee
                                          Michael A. Morphy, Chairman
                                          Craig Huff
                                          Robert J. Wasielewski

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS. No member of the Compensation and Benefits Committee is or has been an officer or employee of the Corporation or SFR.

     Mr. Morphy and Mr. Huff were directors of SFR prior to the IPO. In connection with the IPO, the Corporation and SFR entered into certain agreements described in Certain Relationships and Related Party Transactions herein.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                                       -------------------------------------------             LONG TERM COMPENSATION
                                                                           OTHER     -------------------------------------------
                                                                          ANNUAL     SFR SECURITIES    SECURITIES    RESTRICTED
              NAME AND                                                   COMPENSA-     UNDERLYING      UNDERLYING       STOCK
         PRINCIPAL POSITION            YEAR    SALARY($)   BONUS($)(1)    TION(2)     OPTIONS #(3)    OPTIONS #(4)   GRANTS #(4)
-------------------------------------  ----    ---------   -----------   ---------   --------------   ------------   -----------
R. Graham Whaling....................  1996      237,500      44,351        --            35,000         112,500        37,500
Chairman of the Board,                 1995(7)   222,548     109,766        --           250,000          --            --
Chief Executive Officer                1994       --          --            --           --               --            --
David B. Kilpatrick..................  1996      166,250      24,865        --            20,000          50,000        15,000
President and Chief                    1995      143,680      62,000        --           --               --            --
  Operating Officer                    1994      138,240      60,000        --            19,000          --            --
Jeffrey B. Williams..................  1996      146,875      55,024        --             5,000          20,000         6,667
Vice President --                      1995      139,300      57,255        --           --               --            --
  Development                          1994      137,400      57,708        --            10,000          --            --
Lou E. Shuflin.......................  1996      136,500      13,638        --             7,000          12,000         3,333
Director -- Administration             1995      128,250      40,000        --           --               --            --
                                       1994      126,000      40,000        --            13,000          --            --
C. Ed Hall...........................  1996      116,250      58,077        --             6,000          12,000         3,333
Vice President --                      1995      107,500      44,185        --           --               --            --
  Public Affairs                       1994      105,000      43,100        --            10,000          --            --
Executive Officers and key employees
  as a group (5 individuals).........  1996      803,375     195,455        --            73,000         206,500        65,833
                                       1995      741,278     313,206        --           250,000          --            --
                                       1994      614,640     200,808        --            52,000          --            --

                                        ALL OTHER
              NAME AND                 COMPENSATION
         PRINCIPAL POSITION             ($)(5)(6)
-------------------------------------  ------------
R. Graham Whaling....................     26,204
Chairman of the Board,                     6,000
Chief Executive Officer                   --
David B. Kilpatrick..................      8,356
President and Chief                        8,069
  Operating Officer                        7,066
Jeffrey B. Williams..................      8,160
Vice President --                          7,880
  Development                              7,033
Lou E. Shuflin.......................     21,848
Director -- Administration                 7,246
                                           6,503
C. Ed Hall...........................     10,621
Vice President --                          6,064
  Public Affairs                           5,420
Executive Officers and key employees
  as a group (5 individuals).........     75,239
                                          35,259
                                          31,601
------------
(1) The bonus amounts shown, while determined on a cash basis, were actually paid partially in shares of SFR common stock. For 1994, Messrs. Kilpatrick, Williams, Shuflin and Hall received 3,583, 3,446, 2,389 and 2,574 shares, respectively. For 1995, Messrs. Whaling, Kilpatrick, Williams, Shuflin and Hall received 1,818, 3,242, 2,994, 2,092 and 2,310 shares of SFR common stock, respectively. For 1996, Messrs. Whaling, Kilpatrick, Williams, Shuflin and Hall received 1,836, 1,030, 717, 561 and 597 shares of SFR common stock, respectively and 14,192, 7,957, 1,956, 4,364 and -0- shares of restricted SFR common stock, respectively.

(2) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the named executive officers and key employees.

(3) Effective upon the date of employment by SFR (January 4, 1995), Mr. Whaling was granted 250,000 NQSOs at the fair market value of $8.00 per share and vested immediately as to one-half of the grant, an additional one-quarter after one year and the final one-quarter after two years.

(4) Grants of restricted stock and options vest annually in 20% increments, provided no shares or options vest prior to one year after the Spin-Off.

(5) Amounts shown reflect matches made by SFR for employee contributions to the Santa Fe Energy Resources, Inc. Savings Investment Plan, as well as the performance match. (See "Benefit Plans -- Savings Plan" for a description of the Savings Investment Plan and the performance match.) The performance match is contributed in the year following the performance and therefore total amounts shown for 1994 , 1995 and 1996 include the match made for 1993, 1994 and 1995 results, respectively. SFR made a performance match in February 1997 for 1996 results for each of Messrs. Whaling, Kilpatrick, Williams, Shuflin and Hall in the amount of $2,460, $2,356, $2,284, $2,103 and $1,763, respectively.

(6) Includes tax reimbursement related to relocation expenses.

(7) Mr. Whaling was first employed by SFR on January 4, 1995.

           1996 OPTION EXERCISES AND OUTSTANDING STOCK OPTION VALUES
                            AS OF DECEMBER 31, 1996

                                                               NUMBER OF SFR SHARES           VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED            IN-THE-MONEY SFR
                                                                    OPTIONS AT                      OPTIONS AT
                             SHARES                           DECEMBER 31, 1996 (#)           DECEMBER 31, 1996 ($)
                           ACQUIRED ON        VALUE        ----------------------------    ---------------------------
    NAME                   EXERCISE (#)     REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-----------------------   -------------    ------------    -----------    -------------    -----------   -------------
R. Graham Whaling......        -0-              -0-          250,000          35,000         1,468,750      78,750
David B. Kilpatrick....        -0-              -0-           74,245          20,000           200,250      45,000
Jeffrey B. Williams....        -0-              -0-           65,245           5,000           146,250      11,250
Lou E. Shuflin.........        -0-              -0-           60,245           7,000           164,250      15,750
C. Ed Hall.............        -0-              -0-           54,196           6,000           146,250      13,500

     In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $13.875, the closing price of SFR common stock on December 31, 1996.

                                                            NUMBER OF CORPORATION'S          VALUE OF UNEXERCISED
                                                               SHARES UNDERLYING           IN-THE-MONEY CORPORATION
                                                             UNEXERCISED OPTIONS AT                OPTIONS AT
                            SHARES                          DECEMBER 31, 1996 (#)(1)         DECEMBER 31, 1996 ($)
                          ACQUIRED ON        VALUE        ----------------------------    ---------------------------
      NAME                EXERCISE (#)     REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-----------------------  -------------    ------------    -----------    -------------    -----------   -------------
R. Graham Whaling......       -0-              -0-            -0-           112,500           -0-          182,813
David B. Kilpatrick....       -0-              -0-            -0-            50,000           -0-           81,250
Jeffrey B. Williams....       -0-              -0-            -0-            20,000           -0-           32,500
Lou E. Shuflin.........       -0-              -0-            -0-            12,000           -0-           19,500
C. Ed Hall.............       -0-              -0-            -0-            12,000           -0-           19,500

     In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $16.125, the closing price of the Corporation's Common Stock on December 31, 1996.
------------
(1) In addition to the amounts shown in this table, in December, 1996 the Corporation offered to replace NQSOs granted pursuant to SFR's Stock Plan with an equivalent value of NQSOs granted pursuant to the Corporation's Stock Plan. Messrs. Whaling, Kilpatrick, Williams, Shuflin and Hall accepted the offer and effective January 17, 1997, the Corporation granted these individuals 224,969, 66,811, 58,712, 54,213 and 48,770 NQSOs respectively at average exercise prices of $8.89, $13.49, $14.68, $12.26 and $13.54, respectively. Options granted are not exercisable until one year after the Spin-Off at the earliest.

               CORPORATION OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                           ----------------------------                               POTENTIAL REALIZABLE
                                           MRI OPTIONS      PERCENT OF                                  VALUE AT ASSUMED
                                            NUMBER OF         TOTAL                                  ANNUAL RATES OF STOCK
                                            SECURITIES     OPTIONS/SARS    EXERCISE                  PRICE APPRECIATION FOR
                                            UNDERLYING      GRANTED TO     OR BASE                        OPTION TERM
                                           OPTIONS/SARS    EMPLOYEES IN     PRICE      EXPIRATION   ------------------------
                  NAME                     GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)       10% ($)
----------------------------------------   ------------    ------------    --------    ----------   -----------  -----------
R. G. Whaling...........................      112,500       51.49%          $ 14.50      11-13-06     1,025,899    2,599,830
D. B. Kilpatrick........................       50,000       22.88%          $ 14.50      11-13-06       455,955    1,155,480
J. B. Williams..........................       20,000        9.15%          $ 14.50      11-13-06       182,382      462,192
L. E. Shuflin...........................       12,000        5.49%          $ 14.50      11-13-06       109,429      277,315
C. E. Hall..............................       12,000        5.49%          $ 14.50      11-13-06       109,429      277,315

                   SFR OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                                     VALUE AT ASSUMED
                                           ----------------------------                               ANNUAL RATES OF
                                           SFR OPTIONS      PERCENT OF                                     STOCK
                                            NUMBER OF         TOTAL                                  PRICE APPRECIATION
                                            SECURITIES     OPTIONS/SARS    EXERCISE                         FOR
                                            UNDERLYING      GRANTED TO     OR BASE                      OPTION TERM
                                           OPTIONS/SARS    EMPLOYEES IN     PRICE      EXPIRATION   --------------------
                  NAME                     GRANTED (#)     FISCAL YEAR      ($/SH)        DATE       5% ($)     10% ($)
----------------------------------------   ------------    ------------    --------    ----------   ---------  ---------
R. G. Whaling...........................      35,000        11.75%         $11.6250      7-1-06       255,882    648,452
D. B. Kilpatrick........................      20,000         4.53%         $11.6250      7-1-06       146,218    370,544
J. B. Williams..........................       5,000         1.13%         $11.6250      7-1-06        36,555     92,636
L. E. Shuflin...........................       7,000         1.59%         $11.6250      7-1-06        51,176    129,690
C. E. Hall..............................       6,000         1.36%         $11.6250      7-1-06        43,865    111,163

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's common stock to the S&P 500 to an index composed of 15 independent oil and gas companies which the Corporation believes fairly represents its peer group. The Corporation believes that its asset base and operations are best compared to this group and that they are its peers.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                          Cumulative Total Return
                                              --------------
                                              11/96    12/96
                  Monterey Res Inc ........    100      111
                  PEER GROUP ..............    100      106
                  S & P 500 ...............    100      101


     The Corporation was first publicly traded on November 14, 1996 through an initial public offering of approximately 17% of the Corporation's common stock. The indices described below assume that the value of the investment in the Corporation's common stock was $100 at the time of the initial public offering and the value of the investment in each of the other indices was $100 at such date and that all dividends were reinvested.

                                 BENEFIT PLANS

     The Corporation maintains a 401(k) savings plan and a retirement income plan. In addition, the Corporation has entered into employment agreements with certain officers and key employees and maintains a severance program for all full-time salaried employees. These plans and agreements are briefly described below.

     SAVINGS PLAN. The Corporation has adopted and will be a participating subsidiary in the Santa Fe Energy Resources Savings Investment Plan until the Spin-Off. The Savings Investment Plan offers eligible employees an opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching employer contributions. Substantially all salaried employees are eligible to participate on the first day of the month after their date of hire. The Corporation will match up to 4% of an employee's compensation and the employee's contribution could not exceed $9,500 in 1996. The limit amount is indexed each year to reflect cost-of-living increases and is $9,500 in 1997.
------------
(1) This group of companies, which includes the Corporation, also currently includes Anadarko Petroleum Corporation, Apache Corporation, Berry Petroleum, Cross Timbers, Devon Energy, Louisiana Land & Exploration, Noble Affiliates Inc., Nuevo Energy, Oryx Energy Company, Parker & Parsley Petroleum, Seagull Energy, Union Pacific Resources, Vastar Resources, Inc. and Vintage Petroleum.

     In addition to the employer match described above, at the end of each fiscal year, SFR's performance is evaluated using the same performance measures used in the SFR Incentive Compensation Plan. If the performance meets or exceeds the goals for that year, participants will receive up to another fifty cents on each regular matching dollar contributed by the Corporation. The regular employer matching contributions as well as the performance match are made in SFR's common stock. The goals were 100% percent met in 1996 and a full performance match was made in February 1997.

     The Savings Investment Plan is intended to qualify as a Section 401(k) cash or deferred compensation arrangement whereby an employee's contributions and the employer's matching contributions are not subject to federal income taxes at the time of the contribution to the Savings Investment Plan, and the Savings Investment Plan is subject to the restrictions imposed by the Code. The plan offers employees several investment alternatives to which contributions may be allocated by the participants, including a fixed income fund, an equities fund, a balanced fund, a growth equity fund and a fund which is invested in SFR's common stock.

     The Corporation also adopted SFR's supplemental deferred compensation arrangement whereby employees earning in excess of $95,000 per year are allowed to defer all or a portion of their salary until any future year or retirement. These amounts are not matched by the Corporation. Employees earning in excess of $150,000 per year may also defer up to 4 percent of such excess and the amount will be matched by the Corporation. The amount contributed is also subject to the performance match described above in the Savings Investment Plan. All amounts are contributed in cash and earn interest at the rate paid on the fixed income fund of the Savings Investment Plan. Participation in the SFR plan will terminate at the time of the Spin-Off.

     The Corporation has adopted the Monterey Resources, Inc. Savings Investment Plan (the "Savings Plan") which, when it becomes effective, will offer eligible employees an opportunity to make long-term investments on substantially the same terms as the SFR Savings Investment Plan.

     It is anticipated that the Savings Plan will not become effective until the Spin-Off, at which time it is intended that the account balances of the employees currently in the SFR Savings Investment Plan will be transferred to the Corporation's Savings Plan.

     RETIREMENT PLANS. The Corporation has adopted the Santa Fe Energy Resources Retirement Income Plan, a qualified defined benefit plan for substantially all salaried employees (the "Retirement Plan"), and the Santa Fe Energy Resources Supplemental Retirement Plan (the "Nonqualified Plan"). The Nonqualified Plan will pay benefits to Retirement Plan participants where the Retirement Plan formula produces a benefit to members in excess of limits imposed by ERISA and applicable government regulations. It also includes amounts deferred under the supplemental deferred compensation arrangement as pensionable compensation. Total approximate benefits under both the Retirement Plan and nonqualified plan are shown below for selected compensation levels and years of service. As of December 31, 1996, Messrs. Whaling, Kilpatrick, Williams, Shuflin and Hall were credited with 2, 20.3, 26.6, 15.8, and 12.6 years of service under the plans, respectively.

     SEVERANCE PROGRAM. The Corporation has adopted a severance program for all full-time (non-union) employees who are terminated by the Corporation or terminated or constructively terminated by an acquiring company, other than for Cause (as defined in the Severance Program). However, following a Change in Control, an executive officer or key employee who has entered into an employment agreement is not eligible to receive duplicate benefits under the severance program. Subject to certain limitations, a participant in the Severance Program is generally entitled to an amount based upon the participant's length of service, age, and current salary, but not to exceed one year's pay. In addition, a participant is entitled to continuation of health and life insurance benefits for two years.

                               PENSION PLAN TABLE

               AVERAGE                                      YEARS OF SERVICE
               YEARLY                  ----------------------------------------------------------
            COMPENSATION                   15          20          25          30          35
-------------------------------------  ----------  ----------  ----------  ----------  ----------
$125,000.............................  $   22,000  $   29,000  $   36,000  $   54,000  $   64,000
$150,000.............................  $   26,000  $   35,000  $   44,000  $   66,000  $   77,000
$175,000.............................  $   31,000  $   41,000  $   52,000  $   78,000  $   91,000
$200,000.............................  $   36,000  $   48,000  $   60,000  $   89,000  $  104,000
$225,000.............................  $   40,000  $   54,000  $   67,000  $  101,000  $  118,000
$250,000.............................  $   45,000  $   60,000  $   75,000  $  113,000  $  131,000
$300,000.............................  $   54,000  $   72,000  $   91,000  $  136,000  $  158,000
$400,000.............................  $   73,000  $   97,000  $  122,000  $  182,000  $  213,000
$450,000.............................  $   82,000  $  110,000  $  137,000  $  206,000  $  240,000
$500,000.............................  $   92,000  $  122,000  $  153,000  $  229,000  $  267,000
$600,000.............................  $  110,000  $  147,000  $  184,000  $  275,000  $  321,000
$650,000.............................  $  119,000  $  159,000  $  199,000  $  299,000  $  348,000

     Benefit figures shown are amounts payable based on a straight-life annuity assuming retirement by the participant at age 62 in 1996 without a joint survivorship provision. The benefits listed in the above table are not subject to any deduction for social security or other offset amounts.

     Benefits under the plans are computed based on a participant's total compensation for the 60 consecutive months during the ten-year period immediately prior to the termination of his covered employment for which his total compensation is the highest, divided by 60. If a participant has not received compensation for 60 consecutive months during such ten-year period, his compensation shall equal the total of his compensation for the longest period of consecutive months during such ten-year period divided by the total number of months of compensation so considered.

     Compensation recognized under the plans is the total basic compensation, including any elective salary deferral amounts excluded from income pursuant to
Section 125 or 402 of the Code, plus overtime, shift differentials and bonuses (whether cash or stock) paid pursuant to recurring bonus programs, including compensation deferred under the Santa Fe Energy Resources, Inc. Deferred Compensation Plan, but excluding any special or extraordinary bonuses and any other items of compensation. A participant's basic compensation is the regular rate of pay specified for his position and does not include automobile allowances, imputed income under any group term life insurance program, moving expense or other reimbursements, fringe benefits, or similar items.

     The pension compensation therefore differs from the compensation listed in the Summary Compensation Table in several respects. Pension compensation is based on average compensation as explained above. It does not include restricted stock awards, stock options, and other compensation in the "All Other Compensation" column of the Summary Compensation Table (i.e., employer matching contributions to the SFR Savings Plan and the performance match). It also does not include special or extraordinary bonuses.

     The pension compensation of officers listed in the Summary Compensation Table is listed below:

                                            PENSION
                                          COMPENSATION
                                         (FINAL AVERAGE
                NAME                          PAY)
-------------------------------------   ----------------
R. Graham Whaling....................       $308,309
David B. Kilpatrick..................       $186,543
Jeffrey B. Williams..................       $188,217
Lou E. Shuflin.......................       $158,890
C. Ed Hall...........................       $150,485

     It is anticipated that the Corporation will terminate participation in all of the SFR retirement plans upon the consummation of the Spin-Off.

                             EMPLOYMENT AGREEMENTS

     The Corporation has entered into employment agreements ("Employment Agreements") covering each of the individuals named in the Summary Compensation Table. The initial term of each employment agreement, with the exception of Mr. Whaling's, expires on December 31, 1998; however, beginning January 1, 1998 and on each January 1 thereafter the term of the employment agreements will automatically be extended for additional one-year periods, unless by September 30 of the preceding year the Corporation gives notice that the employment agreement will be not be extended. The term of each employment agreement, with the exception of Mr. Whaling's, is automatically extended for a period of two years following a Change in Control. Mr. Whaling's employment agreement has an initial term which expires on December 31, 1999, is automatically extended for one-year periods beginning January 1, 1998 and is automatically extended for a three-year period following a Change in Control.

     In the event that following a Change in Control employment is terminated by the employee for "Good Reason" or the employee is involuntarily terminated by the Corporation other than for "Cause" (as those terms are defined in the employment agreements), or if during the six months preceding a Change in Control, the employee's employment is terminated by the employee for Good Reason or by the Corporation other than for Cause, and such termination is demonstrated to be connected with the Change of Control, the employment agreements provide for payment of certain amounts to the employee based on the employee's salary and bonus under the IC Plan; payout of nonvested restricted stock, phantom units, stock options, if any, and continuation of certain insurance benefits for a period of up to 24 months (36 months in the case of Mr. Whaling). The payments and benefits are payable pursuant to the employment agreements only to the extent they are not paid out under the terms of any other plan of the Corporation. The payments and benefits provided by the employment agreements for all individuals except Mr. Whaling may be further limited by certain "Parachute Payment Limits," In the event Mr. Whaling's payments would exceed the Parachute Payment Limit, he will be made "whole" on a net after-tax basis for any excise tax incurred. Without giving effect to such limitation, the estimated value of the payments and benefits that Messrs. Whaling, Kilpatrick, Williams, Shuflin and Hall, and all executive officers as a group would be entitled to receive if a qualifying termination occurred on January 1, 1997 (assuming salaries and IC Plan levels in effect on January 1, 1997) are $1,300,000, $630,000, $432,000,
$367,500, $312,500, and $3,745,000, respectively.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as the independent public accountants for the Corporation in 1996 and has been appointed the Corporation's independent public accountants for 1997. Representatives of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The stockholders are requested to ratify and approve the appointment of Price Waterhouse LLP as independent public accountants for 1997. The appointment of Price Waterhouse LLP will be approved if the votes cast in favor of such approval exceed the votes cast opposing such approval.

                                 OTHER BUSINESS

     The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

                           COST OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this proxy material will be borne by the Corporation. In addition to solicitation by mail, solicitations may be made by regular employees of the Corporation or by paid solicitors in person or by telephone or telegraph. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy material to their principals and the Corporation will reimburse them for their expense in so doing.

                             STOCKHOLDER PROPOSALS

     In accordance with the proxy rules of the Securities and Exchange Commission, proposals by stockholders intended for inclusion in the proxy material solicited by the Corporation for the 1998 annual meeting must be received at the Corporation's executive offices no later than November 24, 1997; provided, however, that if the date of the 1998 annual meeting is scheduled to be held prior to April 8, 1998 or later than June 8, 1998, the proposals are then required to be received by the Corporation within a reasonable time before its solicitation is made.

     By order of the Board of Directors.

                                          TERRY L. ANDERSON
                                          CORPORATE SECRETARY

March 24, 1997

--------------------------------------------------------------------------------

                            MONTEREY RESOURCES, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
p                THE COMPANY FOR ANNUAL MEETING ON MAY 8, 1997

R         The undersigned hereby consititutes and appoints Craig A. Huff, Robert
          J. Wasielewski and R. Graham Whaling and each of them, his true and
O lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of
X Monterey Resources, Inc. to be held at The Red Lion Inn, 3100 Camino Del Rio Court, Bakersfield, California on Thrusday, May 8, 1997 at
Y 10:00 a.m., and at any adjournments thereof, on all matters coming before said meeting.

          Proposal 1 -- Election of Directors. Nominees:
                        Hugh L. Boyt, Michael A. Morphy, and Robert F. Vagt.

          Proposal 2 -- To ratify and approve the appointment of Price Waterhouse LLP as independent public accountants for the fisal year ending December 31, 1997.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    Please mark your                                                      341
[X] votes as in this
    example.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of               FOR            WITHHELD
   Directors
   (see reverse)             [ ]              [ ]

For, except withhold vote from the following nominee(s):

________________________________________________________

2. Approval of               FOR            AGAINST         ABSTAIN
   independent
   accountants.              [ ]              [ ]             [ ]

                                        Note: Please sign exactly as name
                                        appears on this card. Joint owners
                                        should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

                                        Date _____________________________, 1997

                                        ________________________________________

                                        ________________________________________
                                        SIGNATURE(S)

--------------------------------------------------------------------------------